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                                                                    Exhibit 4.24


                                 TRUST AGREEMENT
                                       OF
                             NEXTEL CAPITAL TRUST II

                THIS TRUST AGREEMENT is made as of March 25, 2003 (this "Agreement"), by and between Nextel Communications, Inc., a Delaware corporation, as Depositor (the "Depositor"), and The Bank of New York (Delaware), as Delaware trustee (the "Trustee"). The Depositor and the Trustee hereby agree as follows:

        1. The trust created hereby shall be known as "Nextel Capital Trust II" (the "Trust"), in which name the Trustee or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

        2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the "Statutory Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustee may approve.

        3. The Depositor and the Trustee will enter into an amended and restated trust agreement satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the preferred securities and common securities referred to therein. Prior to the execution and delivery of such amended and restated trust agreement, (i) the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law and (ii) the Depositor shall take or cause to be taken such actions as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise and the business and affairs of the Trust shall be managed exclusively by or under the direction of the Depositor. Notwithstanding the foregoing, the Trustee may take all actions which the Depositor deems necessary, convenient or incidental to effect the transactions contemplated herein. The Trustee shall not have any duty or obligation under or in connection with this Agreement or any document contemplated hereby, except as expressly provided by the terms of this Agreement, and no implied duties or obligations shall be read into this Agreement against the Trustee. The right of the Trustee to perform any discretionary act enumerated herein shall not be construed as a duty. The Trustee shall have no duty or liability to monitor or supervise the Depositor.

        4. The Depositor is hereby authorized, in its sole discretion, (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) a Registration Statement (the "1933 Act Registration Statement"), including all pre-effective or post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the preferred securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the preferred securities of the Trust required to be filed


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under the 1933 Act, and (c) if required, a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the preferred securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with The Nasdaq National Market or any national stock exchange (collectively, the "Exchange") and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the preferred securities of the Trust to be listed on the Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the preferred securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute, deliver and perform on behalf of the Trust, an underwriting agreement with the Depositor and the underwriter or underwriters of the preferred securities of the Trust; (v) to execute, deliver and perform a depository agreement with the initial clearing agency, relating to the preferred securities of the Trust; (vi) to apply for and obtain a tax identification number for the Trust, and (vii) to prepare, execute and deliver on behalf of the Trust any and all documents, certificates, papers, instruments and other writings as it deems desirable in connection with any of the foregoing.

                In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market, the Exchange or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustee, the Trustee, in its capacity as Delaware trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that The Bank of New York (Delaware), in its capacity as Delaware trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, PORTAL, the Exchange or state securities or Blue Sky laws.

        5. The Trustee is authorized to take such action or refrain from taking such action under this Agreement as it may be directed in writing by the Depositor from time to time; provided, however, that the Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of this Agreement or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law. If at any time the Trustee determines that it requires or desires guidance regarding the application of any provision of this Agreement or any other document, or regarding compliance with any direction it received hereunder, then the Trustee may deliver a notice to the Depositor requesting written instructions as to the course of action desired by the Depositor, and such instructions shall constitute full and complete authorization and protection for actions taken and other performance by the Trustee in reliance thereon. Until the Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.


                                        2
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        6.      The number of trustees of the Trust initially shall be one and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Statutory Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Depositor.

        7. The Depositor hereby agrees to (i) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustee and any of the officers, directors, employees and agents of the Trustee (the "Indemnified Persons") from and against all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

        8. The Trust may be dissolved and terminated before the issuance of the preferred securities of the Trust at the election of the Depositor.

        9. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

        10.     This Agreement may be executed in one or more counterparts.






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                IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the day and year first above written.



                                        NEXTEL COMMUNICATIONS, INC.,
                                          as Depositor

                                         By: /s/ Leonard J. Kennedy
                                             ---------------------------
                                             Name: Leonard J. Kennedy
                                             Title: Senior Vice President and
                                                    General Counsel


                                        THE BANK OF NEW YORK (DELAWARE),
                                          as Trustee


                                         By: /s/ Michael Santino
                                             ---------------------------
                                             Name: Michael Santino
                                             Title: Senior Vice President